UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   February 28, 2012

Joe’s Jeans Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

2340 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Compensation Arrangements

On February 28, 2012, the Compensation Committee of the Board of Directors of Joe’s Jeans Inc. (the “Company”) in connection with the Amended and Restated 2004 Stock Incentive Plan (the “Plan”) authorized grants of restricted stock units (“RSUs”) to officers of the Company as follows:  214,285 RSUs to Joe Dahan and 116,571 RSUs to Hamish Sandhu.  These RSUs vest in an amount equal to 1/8 of the total grant on June 18, 2012 and thereafter every six months until the fully vested on December 18, 2015.  The RSUs are subject to the terms and conditions of the Plan and applicable award agreement to be executed by each participant, a form of which has been previously filed and is incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number	Description

10.1	Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to the previously filed Proxy Statement filed on September 19, 2011)

10.2	Form of Restricted Stock Unit Agreement (incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended November 30, 2011 filed on February 28, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC.
(Registrant)

Date: March 5, 2012	By:	/s/ Marc Crossman
Marc Crossman
President, Chief Executive Officer, and Director
(Principal Executive Officer)

Exhibit Index

Exhibit
Number	Description

10.1	Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to the previously filed Proxy Statement filed on September 19, 2011)

10.2	Form of Restricted Stock Unit Agreement (incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended November 30, 2011 filed on February 28, 2012)